SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2003

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

Charter Communications, Inc. announced completion of the sale by its subsidiaries of various non-strategic assets to Atlantic Broadband Finance, LLC for net proceeds of approximately $735 million, subject to post-closing adjustments and an anticipated second closing on approximately 2,600 customers in New York. The sale, which was announced in September 2003, includes cable television systems in Miami Beach, Western Pennsylvania, the Maryland/Delaware Peninsula and West Virginia. A copy of the press release is being filed with this report as Exhibit 99.1.

ITEM 7. EXHIBITS.

Exhibit Number	Description
2.1

Purchase agreement, dated September 3, 2003, by and between Charter Communications VI, LLC, The Helicon Group, L.P., Hornell Television Service, Inc., Interlink Communications Partners, LLC, Charter Communications, LLC, Charter Communications Holdings, LLC and Atlantic Broadband Finance, LLC (Incorporated by reference to Exhibit 2.1 to the current report on Form 8-K/A by Charter Communications, Inc. filed on September 4, 2003 (File No. 000-27927)).

99.1	Press release dated March 1, 2004. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: March 1, 2004

By: /s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Executive Vice President and Chief
Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1

Purchase agreement, dated September 3, 2003, by and between Charter Communications VI, LLC, The Helicon Group, L.P., Hornell Television Service, Inc., Interlink Communications Partners, LLC, Charter Communications, LLC, Charter Communications Holdings, LLC and Atlantic Broadband Finance, LLC (Incorporated by reference to Exhibit 2.1 to the current report on Form 8-K/A by Charter Communications, Inc. filed on September 4, 2003 (File No. 000-27927)).

99.1	Press release dated March 1, 2004. *

* filed herewith